[Letterhead of Deloitte & Touche LLP]





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of CalEnergy Company, Inc. on Form S-4 of our reports dated January 26, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of CalEnergy Company, Inc., for the year needed December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
November 4, 1996

                     [Letterhead of Deloitte & Touche LLP]





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of CalEnergy Company, Inc. on Form S-4 of our report dated March 29, 1996 appearing in the report on Form 8-K/A dated August 27, 1996, incorporated by reference herein, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Houston, Texas
November 4, 1996